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                                                                     EXHIBIT 9.1







                             VOTING TRUST AGREEMENT

                                      Among

                                 SHAREHOLDERS OF
                               DENVER AND EPHRATA
                        TELEPHONE AND TELEGRAPH COMPANY

                                       And

                               KAY WILLIAM SHOBER
                             ANNE BROSSMAN SWEIGART
                                W. GARTH SPRECHER
                                RONALD E. FRISBIE
                                    JOHN AMOS

                                       AS

                                 VOTING TRUSTEES








Dated:  As of November 19, 1992


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                             VOTING TRUST AGREEMENT

         Agreement made as of the 19th day of November, 1992, between the undersigned holders of common shares of Denver and Ephrata Telephone and Telegraph Company, a Pennsylvania corporation (the "Shareholders"), and Kay William Shober, Anne Brossman Sweigart, W. Garth Sprecher, Ronald E. Frisbie and John Amos (the "Voting Trustees").

                                  WITNESSETH:

                                   BACKGROUND

         WHEREAS, each Shareholder presently owns issued and outstanding shares of the common stock of Denver and Ephrata Telephone and Telegraph Company (the "Company"); and

                  WHEREAS, most of the Shareholders who have executed this Voting Trust Agreement (the "Agreement") are also parties to a Voting Trust Agreement dated November 20, 1982 (the "1982 Agreement") and were also parties to a Voting Trust Agreement dated November 22, 1972 (the "1972 Agreement") and were parties to the original Voting Trust Agreement dated November 23, 1962 (the "Original Agreement"); and

         WHEREAS, a majority of the Voting Trustees under this Agreement are Voting Trustees under the 1982 Agreement; and

         WHEREAS, each of the Shareholders believes that the continuation of a voting trust with respect to the Company's Shares (as hereinafter defined) will ensure continuity and stability of the management and business policy of the Company by giving the voting rights in respect of his or her shares of common stock of the Company to the Voting Trustees;

         WHEREAS, the Voting Trustees are willing to accept such voting rights and to exercise such voting rights under the terms and conditions hereof.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, have agreed and do hereby agree with each other as follows:

         Section1. Establishment of the Voting Trust. There is hereby established a voting trust pursuant to which each of the Shareholders shall transfer their Shares to the Voting Trustees for the purpose of vesting in the Voting Trustees certain rights pertaining to the Shares upon the terms and conditions and for the period stated in this Agreement.




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

         Section 2. Deposit of Shares and Issue of Voting Trust Certificates. Each of the Shareholders hereby delivers and directs the Voting Trustees to retain, as a deposit subject to the terms of this Agreement, all shares of the common stock of the Company (the "Shares") except as hereinafter provided, and all funds being held on his behalf pursuant to the 1982 Agreement. Each Shareholder also agrees to deliver to the Voting Trustees on November 19, 1992 or as soon thereafter as practicable all Voting Trust Certificates which were issued to him pursuant to the 1982 Agreement, duly endorsed in blank or to the Voting Trustees, or accompanied by proper instruments of assignment and transfer thereof duly endorsed in blank or to the Voting Trustees, in either case duly stamped as required by any state or federal law applicable thereto. Upon the delivery to the Voting Trustees of the Voting Trust Certificates issued pursuant to the 1982 Agreement, the Voting Trustees will issue or cause to be issued and delivered to the order of each Shareholder Voting Trust Certificates substantially in the form hereinafter set forth representing the number of Shares deposited hereunder by such Shareholder.

         Each Shareholder (except as hereinafter provided) further agrees to deliver or cause to be delivered to the Voting Trustees, as a deposit hereunder, certificates for all Shares which he now holds and all Shares which he may hereafter purchase or otherwise acquire during the period of this Agreement.

         During the period of this Agreement, the Voting Trustees may, in their sole discretion, accept from any other Shareholder, delivery of certificates for his Shares, duly endorsed in blank or to the Voting Trustees, or accompanied by proper instruments of assignment and transfer thereof duly endorsed in blank or to the Voting Trustees, in either case duly stamped as may be required by applicable law, or at the direction of the Company or of any other person entitled to receive Shares of the Company, accept delivery from the Company of the Certificated for such Shares upon issuance thereof, and thereupon such holder or person (including a person designated by the Company) shall become a party to and participate in the terms, conditions and privileges of this Agreement, and the Voting Trustees, in respect of all Shares so accepted by and vested in them shall issue and deliver to such holder or person, Voting Trust Certificates under this Agreement for a like number of Shares; provided, however, that the Voting Trustees shall in no case accept delivery of any such Share certificates from or issue Voting Trust Certificates to any such holder or person under circumstances which, in the opinion of counsel for the Voting Trustees, would require registration of the offering of Voting Trust Certificates under the Federal Securities Act of 1933, as amended (the "Securities Act of 1933") or the Pennsylvania Securities Act of 1972 (the "Pennsylvania Securities Act").

         The issue of each Voting Trust Certificate, together with the address of the registered owner thereof, shall be recorded in transfer books to be kept by the Voting Trustees for that purpose.

         By accepting Voting Trust Certificates issued hereunder, each holder thereof agrees that the Shares represented by the Voting Trust Certificates issued to and



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accepted by him, shall be held by the Voting Trustees upon and subject to all the trusts, terms and conditions of this Agreement.

         The provisions contained in this Section requiring that all Shares now owned or hereafter acquired by any party hereto be delivered to the Voting Trustees and held by them subject to this Agreement shall apply to each party who is either an officer or director of the Company; provided, however, that each such officer or director shall retain in his own possession, free from the provisions of this Agreement, ten (10) Shares, and provided, further, that the delivery of such Shares by any director or officer in exchange for Voting Trust Certificates shall not be required if in the opinion of counsel the issuance of such Voting Trust Certificates to the director or officer would require registration of the offering of Voting Trust Certificates under the Securities Act of 1933 or the Pennsylvania Securities Act.

         Section 3. Registration of Stock. The Voting Trustees are hereby fully authorized and empowered to have registered in their names any and all Shares issued to, transferred to, or deposited with them hereunder, and also to cause any further transfers thereof to be made which may become necessary through any change in the Voting Trustees or otherwise, as hereinafter provided.

         Section 4. Form of Voting Trust Certificates. The text and form of all Voting Trust Certificates issued hereunder and the form of assignment thereof shall be substantially as follows, with appropriate omissions, variations, and insertions therein as may be required.

                       (Form of Voting Trust Certificate)

                  No.                                         Shares

               DENVER AND EPHRATA TELEPHONE AND TELEGRAPH COMPANY

         Incorporated under the Laws of the Commonwealth of Pennsylvania

                            Voting Trust Certificate

        Issued under Voting Trust Agreement dated as of November 19, 1992

         This is to certify that there have been deposited with the undersigned Voting Trustees, under the Voting Trust Agreement hereinafter referred to, certificates for ____ shares of common stock of the par value of Five Dollars ($5.00) per share, expressed to be fully paid, of Denver and Ephrata Telephone and Telegraph Company, and that ___________________ is entitled to the benefits specified in said Voting Trust Agreement arising from the deposit of said shares. This certificate is issued pursuant to, and the rights of the holder hereof are subject to, and the holder hereof by accepting delivery hereof consents to the terms and conditions of, a certain Voting Trust Agreement dated as of November 19, 1992, between certain shareholders of Denver and Ephrata


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Telephone and Telegraph Company and the undersigned Voting Trustees. This certificate, together with the rights represented thereby, is transferable only to the books of the undersigned Voting Trustees, by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed, and upon compliance with the terms and conditions of the aforesaid Voting Trust Agreement.

         This certificate shall not be valid unless signed by a Voting Trustee as duly authorized agent of the Voting Trustees.

         IN WITNESS WHEREOF, the Voting Trustees have executed this Certificate by their duly authorized agent this ____ day of _________, 19__.

                                         KAY WILLIAM SHOBER
                                         ANNE BROSSMAN SWEIGART
                                         W. GARTH SPRECHER
                                         RONALD E. FRISBIE
                                         JOHN AMOS

                                         VOTING TRUSTEES


                                         By
                                           ------------------------------------
                                                    VOTING TRUSTEE
                                                 DULY AUTHORIZED AGENT

         THIS VOTING TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE PENNSYLVANIA SECURITIES ACT OF 1972 IN RELIANCE ON AN EXCLUSION FROM REGISTRATION UNDER SUCH ACT, AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER SUCH ACT SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR
(ii) IN THE OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE ACCEPTABLE TO THE VOTING TRUSTEES, REGISTRATION UNDER SUCH ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

         THIS VOTING CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933 ON THE BASIS OF THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 3 (a) (11) THEREOF, AND MAY NOT BE TRANSFERRED TO PERSONS OTHER THAN BONA FIDE RESIDENTS OF THE COMMONWEALTH OF PENNSYLVANIA UNDER THE VOTING TRUST AGREEMENT OF 1982 UNLESS AND UNTIL (i) A REGISTRATION STATEMENT UNDER SUCH ACT SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) IN THE OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE ACCEPTABLE TO THE VOTING TRUSTEES, REGISTRATION UNDER SUCH ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.



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                (Form of Assignment of Voting Trust Certificate)

         FOR VALUE RECEIVED, ______________________ hereby sell, assign and transfer unto ___________________ all rights with respect to __________ Shares of Common Stock of the par value of Five Dollars ($5.00) per share represented by the within Voting Trust Certificate, and do hereby irrevocably constitute and appoint ___________________ Attorney, to transfer a Voting Trust Certificate representing such shares on the books of the within named Voting Trustees with full power of substitution in the premises.

Dated _____________, 19__



                                            -------------------------------


                                            -------------------------------

         REQUIREMENTS: The signature (s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever. The signature(s) should be guaranteed by a commercial bank or trust company organized under the laws of the United States of America or of any State or Commonwealth thereof. If it is impractical to secure such guarantee, the signature(s) should be acknowledged formally before a notary public, who must certify under his seal with date that he knows the person(s) signing to be the person(s) named on the face of the certificate.

         IMPORTANT: Before signing, please read and comply carefully with the requirements printed above.

         Section 5. Transfer of Voting Trust Certificates. The Voting Trust Certificates issued hereunder have not been registered under the Securities Act of 1933 in reliance upon one or more exemptions under the Act, including the exemption afforded by Section 3 (a)(11) thereof. Neither have the Voting Trust Certificates issued hereunder been registered under the Pennsylvania Securities Act in reliance on an exclusion from registration thereunder. No Voting Trust Certificate, therefore, shall be transferable at any time unless, in the opinion of counsel for the Voting Trustees, such transfer will not constitute a violation of either the Securities Act of 1933 or the Pennsylvania Securities Act.

         Subject to the immediately preceding paragraph, the Voting Trust Certificates, and any and all right, title and interest of the holders thereof in and to the Shares represented thereby, shall be transferable by delivery of such certificates when duly assigned in writing by the registered owner thereof, either in person or by attorney



                                       5
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duly authorized, but until transferred on the books of the Voting Trustees in accordance with rules established for that purpose by them, the Voting Trustees may treat the registered owner as the absolute owner thereof for all purposes whatsoever, and the Voting Trustees shall not be required to deliver new Voting Trust Certificates hereunder without the surrender of the Voting Trust Certificates which are to be transferred. All transfers of Voting Trust Certificates, together with the address of the transferee, shall be recorded by the Voting Trustees in the transfer books. Every transferee of a Voting Trust Certificate or Certificates issued hereunder shall, by the acceptance of such Voting Trust Certificate or Certificates, be bound hereby and entitled to the benefits hereof with like effect as though an original party hereto, and shall be embraced within the meaning of the term "Shareholder" or "holder of Voting Trust Certificates" whenever used herein, unless the context shall otherwise require. In connection with, and as a condition of, asking or permitting any transfer of any Voting Trust Certificate under any provision of this Agreement, the Voting Trustees may require the payment of a sum sufficient to pay, or reimburse them for, any stamp tax or other governmental charge in connection therewith, and also such expenses as are properly chargeable against the stock represented by such Voting Trust Certificates hereunder and under the terms of said Voting Trust Certificate.

         For the purpose of determining the persons entitled, as holders of Voting Trust Certificates,

         (1) to participate in the payment or distribution by the Voting Trustees of any dividend, or

         (2) to request the Voting Trustees to subscribe for any additional shares of the Company offered for subscription to Shareholders, or

         (3) to take any other action required or permitted by this Agreement,

the transfer books may be closed by the Voting Trustees at any time not more than thirty (30) days prior to the date fixed for such payments or distribution, vote or consent, request or other action. In lieu of providing for the closing of the books against transfers of Voting Trust Certificates for any such purpose, the Voting Trustees may, if they deem it advisable, fix a date, not exceeding thirty (30) days prior to the date fixed for such payment or distribution, vote or consent, request or other action, as record date for such purpose; and in that event, the Voting Trust Certificate holders of record at the close of business on such date shall exclusively be entitled to participate in the payment or distribution of such dividend, to vote or consent in respect to any action of the Voting Trustees, to make requests to subscribe for such additional Shares, or to take such other action, as the case may be.

         Section 6. Power in Trustees to Vote Shares, Etc. Until the actual delivery of Share certificates by the Voting Trustees to those entitled thereto upon the termination of this Agreement and the surrender to the Voting Trustees of Voting Trust Certificates issued hereunder, the Voting Trustees, and their successors, shall possess in respect of any and all Shares held hereunder, and shall be entitled in their discretion to



                                       6
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exercise, all rights and powers of every nature of absolute owners of said
Shares, including without limitation the right to vote for every purpose and to consent to any corporate act of the Company; it being expressly stipulated that no voting right in respect of such Shares passes by or under the Voting Trust Certificates or by or under any agreement to the holders thereof by implication or otherwise. And without limiting in any manner the generality of the foregoing, the Voting Trustees are hereby specifically authorized at any time and from time to time to vote, or to give or withhold consent in respect of, any and all such Shares so held by them hereunder, for the election of Directors of the Company, to amend the Articles of Incorporation of the Company, to increase or decrease the authorized number of Shares of the Company, to create new classes of shares of the Company with preferences over the then-existing shares or otherwise, to change or convert the shares of any class of the Company into other shares or classes, to increase the indebtedness of the Company, to merge or consolidate the Company, together with all or any of its franchises, assets, business, properties and goodwill, into or with any other corporation, and to mortgage, lease, sell or otherwise dispose of all or any of its franchises, assets, business, properties and goodwill, all upon such terms and conditions as to them may seem advisable.

         Section 7. Merger, Consolidation, Etc. If the Company shall be merged with and into, or consolidated with, or shall sell all of its assets to any other corporation, the Voting Trustees shall have authority to collect and receive the full consideration, if any, either in shares, money, securities or other property, to which the holders of the Shares then held be the Voting Trustees may become entitled, and, upon the receipt of such consideration, shall have authority to surrender or exchange the Shares then held by them hereunder, if and as required by the terms of such merger, consolidation or sale.

         In the event that the Company is the surviving corporation in any merger or consolidation, to the extent that such consideration shall consist of shares having voting power, the Voting Trustees shall require the same to be issued in their names and the same shall be retained by the Voting Trustees in substitution for the Shares then held by them hereunder, said substituted shares to be held under and subject to the terms of this Agreement.

         In the event that the Company is not the surviving corporation in any merger or consolidation, the Voting Trust shall continue in accordance with this Agreement to the extent that such consideration shall consist of shares of the surviving corporation having voting power, and the Voting Trustees shall require the same to be issued in the names and retained by the Voting Trustees in substitution for the Shares then held by them hereunder, said substituted shares to be held under and subject to the terms of this Agreement, unless the holders of at least a majority of the Voting Trust Certificates outstanding at the time of the vote on the merger or consolidation vote to terminate the Voting Trust, in which case the Voting Trustees shall distribute the shares received upon consummation of the merger or consolidation to the holders of the Voting Trust Certificates according to their respective interests upon presentation, if the Voting Trustees shall so require, of the Voting Trust Certificates, whereupon the Voting Trust Agreement shall forthwith terminate.



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         To the extent that such consideration shall consist of shares, money, securities or property, other than shares of stock having voting power, the Voting Trustees, after deducting therefrom or upon being paid, such amounts as may be properly chargeable hereunder against the holders of Voting Trust Certificates, shall forthwith distribute the same among such holders according to their respective interests, but only upon presentation, if the Voting Trustees shall so require, of such Voting Trust Certificates for endorsement thereon of the making of such distribution. If no part of such consideration shall consist of shares having voting power, such distribution shall be made forthwith to the holders of Voting Trust Certificates, but only upon surrender by them to the Voting Trustees of their respective Voting Trust Certificates, whereupon this Agreement shall forthwith terminate.

         In the event of the receipt by the Voting Trustees as aforesaid of shares having voting power and the continuation of the Voting Trust the corporation issuing such substituted shares shall thereafter be considered to be the Company for all purposes hereunder and the Voting Trustees may in their discretion issue, all holders of Voting Trust Certificates shall accept, new and appropriate Voting Trust Certificates similar in tenor to, and in exchange for, those theretofore outstanding, but calling for such substituted shares instead of the Shares theretofore held hereunder.

         Section 8. Concerning the Voting Trustees. The Voting Trustees are authorized and empowered to construe this Agreement, and their construction of the same, made in good faith, shall be final, conclusive and binding upon all holders of Voting Trust Certificates and all other parties interested. The Voting Trustees may, in their discretion, consult with legal counsel to be selected and employed by them, and anything done or suffered to be done in good faith, by the Voting Trustees, or their agents, in accordance with the opinion of counsel, shall be conclusive in favor of the Voting Trustees and their agents, upon all holders of Voting Trust Certificates and all other parties interested. No Voting Trustee shall incur any responsibility by reason of any error of judgment or of law or by reason of any matter or thing done of suffered or omitted under this agreement, except for his own willful and individual malfeasance.

         Each Shareholder authorizes the Voting Trustees at any one time and from time to time, in their discretion, to request the Company to pay directly to such Shareholder any and all money, Shares, securities or other property payable by way of dividend or otherwise, by the Company to him with respect to Shares called for by such Shareholder's Voting Trust Certificate.

         Any Voting Trustee may act as a director of the Company, as an officer of the Company, or both, as well as of any controlled or subsidiary corporation and he, any firm of which he may be a member, any corporation of which he may be a shareholder, director, officer or other employee, may contract with the Company as well as with any controlled or subsidiary corporation or be or become pecuniarily interested in any matter or transaction to which the Company as well as any controlled or subsidiary corporation may be a party or in which the Company or such controlled or subsidiary corporation



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may in any way be concerned, as fully as though he were not a Voting Trustee, and may individually own any Shares, bonds, notes or other securities issued by the Company.

         The Voting Trustees herein appointed, and their successors, from time to time, may become parties to this Agreement as holders of Voting Trust Certificates and, to the extent of the Shares deposited hereunder and represented by such Voting Trust Certificates, they shall be entitled in all respects to the same rights and benefits and subject to the same obligations as other holders of Voting Trust Certificates.

         Section 9. Disposition of Dividends. Prior to the delivery of certificates for Shares in exchange for Voting Trust Certificates as herein provided, the holder of each Voting Trust Certificate shall be entitled, subject as hereinafter provided, to receive from time to time payments equal to the dividends payable in money, if any, received by the Voting Trustees upon the number of Shares equal to that called for by such Voting Trust Certificate. If any dividend in respect of the deposited Shares shall be paid in fully paid Shares having voting power, the Voting Trustees shall likewise hold subject to the terms of this Agreement the Certificates for such Shares which shall be received by them on account of such dividend, and the holders of each Voting Trust Certificate shall be entitled to receive one or more additional Voting Trust Certificates issued under this Agreement to represent the Shares received by the Voting Trustees in payment of the stock dividend upon the number of Shares called for by such Voting Trust Certificates. If any dividend in respect of the deposited Shares shall be paid otherwise than in money or in fully paid Shares having voting power, the Voting Trustees shall distribute the same in kind ratably among the holders of the outstanding Voting Trust Certificates, upon payment by each such holder of a sum sufficient to reimburse the Voting Trustees for any stamp tax or other governmental charge required to be paid in connection with such distribution, and, if the Voting Trustees so require, upon presentation of such Voting Trust Certificate for endorsement thereon of the making of such distribution; provided that the Voting Trustees, in respect of any dividend payable in Shares, shall not be required to deliver Voting Trust Certificates or share certificates calling for a fraction of a share, but may, in lieu thereof, deliver, in respect of fractional interests, scrip certificates in such form as the Voting Trustees may, in their unrestricted discretion, determine.

         Section 10. Rights to Subscribe to Additional Shares. In case the Company shall offer to holders of any of its Shares held hereunder any right or rights to subscribe for additional shares of any class, then, in such case, upon receiving from the holder of any Voting Trust Certificate, prior to the time limited by the Company for subscription and payment, a request to subscribe in his behalf and the money required to pay for his subscription (not in excess of the ratable amount of shares subscribable in respect of the Shares represented by such Voting Trust Certificate), the Voting Trustees will make such subscription and payment. Upon receiving from the Company the certificates for the shares so subscribed for, the Voting Trustees will, if the same be fully paid shares having voting power, issue one or more Voting Trust Certificates in respect thereof, and, if the same be shares of some other class, transfer the certificated therefor to the subscriber, on payment of a sum sufficient to reimburse the Voting Trustees for any stamp tax or other governmental charge or other expense to which the Voting Trustees



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may have been put, or for which they have or will become liable, in connection with such subscription.

         The Voting Trustees, in respect of any shares subscribed for as above provided, shall not be required to deliver Voting Trust Certificates or share certificates calling for a fraction of a share, but may, in lieu thereof, deliver, in respect of fractional interests, scrip certificates in such form as the Voting Trustees may, in their uncontrolled discretion, determine. The Voting Trustees shall not, in any event, be required to accord to the holders of scrip certificated the opportunity to exercise, or to dispose of, any rights of subscription to Shares which at any time during the continuance of this Agreement may accrue in respect of Shares held by the Voting Trustees.

         Section 11. Number of Trustees and Appointment of Successors. The number of Voting Trustees under this Agreement shall be five. Any Voting Trustee may at any time resign, by delivering to the other Voting Trustees his resignation in writing, to take effect ten days thereafter, unless sooner accepted by the remaining Voting Trustee or Trustees.

         There shall at all times be five Voting Trustees hereunder. If any Voting Trustee (including any successor Voting Trustee) shall fail to qualify or cease to act as such, a majority of the remaining Voting Trustees may elect his successor who shall, upon written acceptance, become successor Voting Trustee.

         Any vacancy or vacancies among the Voting Trustees not filled pursuant to the foregoing paragraph of this Section 11 shall be filled by such person or persons as may be designated in writing by the registered owners of a majority in interest of the Voting Trust Certificates then outstanding. Pending such designation and the written acceptance of the person or persons so designated, the Voting Trustees, if any, remaining in office shall have power to act.

         The term "Voting Trustees," as used herein and in said Voting Trust Certificates, shall apply to all successor Voting Trustees elected as aforesaid, after their appointment, as fully as if they had each been specifically named herein as Voting Trustees. Notwithstanding any change in their personnel, the Voting Trustees for the time being may adopt and issue Voting Trust Certificates in the name of the original Voting Trustees.

         Section 12. Trustees' Manner of Action. The Voting Trustees shall act only pursuant to resolutions duly adopted by a majority of the Trustees at meetings of the Voting Trustees called as herein set forth. The presence in person at any such meeting of a majority of the Voting Trustees then holding office shall constitute a quorum for the transaction of any business. Notice of meetings of the Voting Trustees shall be given either by prepaid United States mail or by telephone at least three days prior to the date of the meeting. Notice of any meeting may be waived by waiver of notice executed before, at, or after such meeting.

         The Voting Trustees may, but shall not be required to, exercise the votes to which they are entitled hereunder at any meeting of Shareholders by proxy, who shall be one of the Voting Trustees. The written authority to such proxy shall be executed by no less than a majority of the Voting Trustees holding office at the time.

         With respect of matters not otherwise provided for herein, the Voting Trustees may adopt regulations consistent with the terms hereof, including regulations as to the manner of execution of Voting Trust Certificates.

         Section 13. Compensation and Expense of Trustees. The Voting Trustees shall not receive any compensation for their services as such, but shall be entitled to reimbursement for all expenses and liabilities incurred in the administration of the trust. They may, from time to time, out of the dividends received by them or other funds held by them hereunder, deduct the expenses and liabilities incurred by them, and pay the compensation and expenses of legal counsel, secretary and other agents of the Voting Trustees, as fixed by them, and may, from time to time, require each of the holders of Voting Trust Certificates issued hereunder to pay, within ten days of receipt of notice thereof, his pro rata shares of such expenses, compensation and liabilities for the next ensuing twelve-month period, as estimated by the Voting Trustees. In addition, the Voting Trustees shall have a lien therefor upon the Shares deposited hereunder.

         Section 14. Replacing Lost, Destroyed or Stolen Certificates. The voting Trustees shall have authority to replace any Voting Trust Certificates which shall have been lost, destroyed or stolen. Any person so claiming shall make affidavit or affirmation to the fact that a Voting Trust Certificate registered in his name on the books of the Voting Trustees has been lost, destroyed or stolen as the case may be, giving the circumstances and approximate time of loss or destruction. He shall also give to the Voting Trustees a bond of indemnity or other security satisfactory to the Voting Trustees. Provided said affidavit or affirmation and said bond or security be satisfactory to the Voting Trustees, they shall thereupon deliver or cause to be delivered to such a person at his expense, a new Voting Trust Certificate of the same tenor and calling for the same number of Shares as the one alleged to have been lost, destroyed or stolen.

         Section 15. Termination of Agreement. A majority of the Voting Trustees holding office at the time may terminate this Agreement at any time. Within five days after such termination, notice thereof shall be given by the Voting Trustees to the registered owners of all outstanding Voting Trust Certificates.

         This Agreement shall continue in effect for a period of five (5) years from the date hereof, unless sooner terminated as above described, in this section 15, or by reason of distribution of the proceeds of a merger, consolidation or sale of all of the assets of the Company, as hereinbefore provided in Section 7 hereof.

         Section 16. Delivery of Shares Certificates Upon Termination. Upon any termination of this Agreement, except a termination by reason of the distribution of the proceeds of a merger, consolidation or sale as hereinbefore provided, and upon surrender to the Voting Trustees of the Voting Trust Certificates issued hereunder and then outstanding, or any of them, the Voting Trustees shall deliver or cause to be delivered to the respective registered owners of the Voting Trust Certificates so surrendered, certificates for the Share (or for shares having voting power substituted therefor upon a prior merger, consolidation or sale as hereinbefore in Section 7 provided) represented thereby, in accordance with the terms of said Voting Trust Certificates and of the Agreement; provided, however, that no holder of a Voting Trust Certificate shall be entitled to receive any of the shares represented thereby until he shall have paid his pro rata share of all expenses and other liabilities of the Voting Trustees hereunder which shall not have been paid or provided for.

         Section 17. Notices to Holders of Voting Trust Certificates. All notices to be given hereunder to holders of Voting Trust Certificates shall be deposited in the United States mail, postage prepaid, addressed to the registered owners of such Voting Trust Certificates at their respective addresses as shown on the transfer books to be kept by the Voting Trustees as hereinbefore provided. All notices so given by mail shall be taken and considered as though personally served on the day after the date of such mailing. No other manner or notice shall be required to be given under any provision of this Agreement to any owner or holder of any Voting Trust Certificates or Certificates issued hereunder, but such notices may in addition be served or published in such manner and in such newspapers as the Voting Trustees shall determine.

         Section 18. When Agreement Shall Become Effective. This Agreement shall become effective on November 19, 1992, if each of the five Voting Trustees and one or more of the Stockholders shall have executed a counterpart hereof, and shall be dated as of its effective date. Prior to such time, no voting or other rights pertaining to Shares shall vest in any of the Voting Trustees by reason hereof, and any Shareholder may, prior to such time, by written notice delivered to the Voting Trustees, withdraw herefrom notwithstanding that such Shareholder may have delivered or caused to be delivered to the Voting Trustees certificates for Shares.

         Section 19. Covenants, Representatives and Warranties and Acknowledgements by Shareholders. By accepting Voting Trust Certificates each Shareholder and each person to whom Voting Trust Certificates are issued at the request of the Company upon its issuance of shares to the Voting Trustees, as set forth in Section 1, represents and warrants that his acceptance of Voting Trust Certificates issued hereunder is solely for his own account for the purpose of investment and not with the intent or any view to the sale or other distribution thereof, and covenants that he will not sell or otherwise transfer Voting Trust Certificates in violation of the Securities Act of 1933 or the Pennsylvania Securities Act.

         Each shareholder represents and warrants that at the time the Trustees solicited his or its participation in the voting trust created hereby and at the time of the issuance of Voting Trust Certificates to him or it by the Trustees hereunder, his principal residence was located in the Commonwealth of Pennsylvania or, if such Shareholder is a



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

partnership, trust or other form of business organization, its principal office was situated within the Commonwealth of Pennsylvania.

         Each Shareholder which is a partnership, trust or other form of business organization represents and warrants that it was not organized for the specific purpose of acquiring Voting Trust Certificates issued hereunder.

         Each Shareholder hereby acknowledges that:

         (i) the Voting Trust Certificates issued hereunder to the Shareholders have not been registered under the Securities Act of 1933 on the basis of the so-called "intrastate" offering exemption from registration afforded by Section 3(a)(11) of the Securities Act of 1933, and consequently Voting Trust Certificates may only be offered and issued by the Trustees to persons who are bona fide residents of the Commonwealth of Pennsylvania, and who acquire the Voting Trust Certificates for investment and not with the intent to transfer. Consequently, any other sale or transfer of such Voting Trust Certificates may only be made upon the registration of the Voting Trust Certificates under the Securities Act of 1933 unless some exemption from registration under the Securities Act of 1933 becomes or is available;

         (ii) the Voting Trust Certificates have not been registered under the Pennsylvania Securities Act on the basis of an exclusion from registration available for the initial issuance of Voting Trust Certificates to the original participants in this Voting Trust and, consequently, any sale or other transfer of such Voting Trust Certificates may only be made upon the registration of the Voting Trust Certificates under the Pennsylvania Securities Act unless an exemption from registration under the Pennsylvania Securities Act becomes or is available;

         (iii) the Shareholder has received a copy of an Offering Circular dated September 23, 1991, relating to the Voting Trust Certificates to be issued hereunder, and a copy of this Voting Trust Agreement, and he has been afforded the opportunity to ask questions of the Voting Trustees and the Company and to acquire, and such Shareholder has received to his satisfaction, such additional information, in addition to the Offering Circular and Voting Trust Agreement, as he has requested, and after receiving such material has been afforded the opportunity to decide whether or not to participate in the Voting Trust; and

         (iv) the Voting Trustees shall register transfers of Voting Trust Certificates issued hereunder only if such Voting Trust Certificates have been registered under the Securities Act of 1933, the Pennsylvania Securities Act and the applicable securities laws of any other appropriate jurisdiction or when the request for transfer is accompanied by an opinion of counsel, which opinion and counsel are satisfactory to the Voting Trustees, to the effect that the sale or other proposed transfer does not require registration under the Securities Act of 1933, the Pennsylvania Securities Act or the securities laws of any other jurisdiction, and such Shareholder agrees that the following legends to such effect shall be placed on his Voting Trust Certificates and a stop transfer order placed in the Trustees' records with respect thereto:

         THIS VOTING TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE PENNSYLVANIA SECURITIES ACT OF 1972 IN RELIANCE ON AN EXCLUSION FROM REGISTRATION UNDER SUCH ACT, AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER SUCH ACT SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR
(ii) IN THE OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE ACCEPTABLE TO THE VOTING TRUSTEES, REGISTRATION UNDER SUCH ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

         THIS VOTING TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933 ON THE BASIS OF THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 3(a)(11) THEREOF, AND MAY NOT BE TRANSFERRED TO PERSONS OTHER THAN BONA FIDE RESIDENTS OF THE COMMONWEALTH OF PENNSYLVANIA UNLESS AND UNTIL (i) A REGISTRATION STATEMENT UNDER SUCH ACT SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) IN THE OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE ACCEPTABLE TO THE VOTING TRUSTEES, REGISTRATION UNDER SUCH ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

         Section 20. Construction. Construction of this Agreement shall be under the laws of the Commonwealth of Pennsylvania and in each instance the singular shall be deemed to include the plural; the plural, the singular; each gender shall include all genders; and a reference to any person, association or corporation always shall be deemed to include their respective heirs, personal representatives, successors and assigns.

         Section 21. Execution in Counterparts. This Agreement may be signed upon any number of counterparts with the same effect as if all signatures upon said counterparts had been upon one and the same document.

         Section 22. Agreement Not Applicable to Preferred Shares. Nothing contained herein shall affect or be applicable to non-voting preferred shares of the Company now or hereafter issued and the terms "Shares" and "Shareholders" wherever used herein shall refer only to common shares and the holders of such Shares respectively.

         Section 23. Headings No Part Hereof. Any headings preceding the text of the several Sections hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

         IN WITNESS WHEREOF, the undersigned Voting Trustees have executed this Agreement as of November 19, 1992.



                                   ------------------------------------
                                   Kay William Shober


                                   ------------------------------------
                                   Anne Brossman Sweigart


                                   ------------------------------------
                                   W. Garth Sprecher


                                   ------------------------------------
                                   Ronald E. Frisbie


                                   ------------------------------------
                                   John Amos










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